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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of Crown Casino Corporation and subsidiaries on Form S-8 (File No. 33-59519 and File No. 33-59527) of our report dated July 11, 1997, on our audits of the consolidated financial statements of Crown Casino Corporation and subsidiaries as of April 30, 1997 and 1996, and for the years ended April 30, 1997, 1996 and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.





Dallas, Texas                                           Coopers & Lybrand L.L.P.
August 12, 1997